Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces First Quarter 2016 Results (Unaudited)

First Quarter 2016 Summary

•	Record Earnings with net income of $8.6 million, or $0.33 per diluted share

•	Net income of $10.7 million, or $0.41 per diluted share, adjusted for merger related expenses

•	ROAA of 1.30% and ROATCE of 14.91%, adjusted for merger related expenses

•	Completed acquisition of Security California Bancorp on January 31, 2016

•	Growth in loans of $595 million and non-interest bearing deposit growth of $353 million

•	Net interest margin expands to 4.48%, as non-interest bearing deposits grew to 37% of total deposits

•	Efficiency ratio of 52.38%, excluding merger related expense

•	Tangible book value increased to $11.46 per share

Irvine, Calif., April 20, 2016 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported net income for the first quarter of 2016 of $8.6 million, or $0.33 per diluted share. This compares with net income of $8.1 million, or $0.37 per diluted share, for the fourth quarter of 2015 and net income of $1.8 million, or $0.09 per diluted share, for the first quarter of 2015. Net income for the first quarter of 2016 includes $3.1 million of pretax merger related expenses associated with the acquisition of Security California Bancorp ("Security"). Excluding the merger related expenses, adjusted net income for the first quarter of 2016 was $10.7 million, or $0.41 per diluted share. This compares with adjusted net income of $8.6 million, or $0.39 per diluted share, for the fourth quarter of 2015 and adjusted net income of $4.3 million, or $0.21 per diluted share, for the first quarter of 2015.

For the three months ended March 31, 2016, the Company’s return on average assets was 1.04% and return on average tangible common equity was 12.02%, or 1.30% and 14.91% after adjusting for the merger related expenses, respectively. For the three months ended December 31, 2015, the Company's return on average assets was 1.18% and the return on average tangible common equity was 14.09%. For the three months ended March 31, 2015, the Company's the return on average assets was 0.29% and the return on average tangible common equity was 4.04%.

Steven R. Gardner, President and Chief Executive Officer of the Company, commented on the results, “We delivered another quarter of strong execution on both our organic and acquisitive growth strategies, which resulted in positive trends in loan and deposit growth, net interest margin and our core profitability.

“Following the closing of our acquisition of Security California Bancorp, we have had a successful integration and we are on track with our system conversion and branch consolidation efforts. We have been pleased with the collaboration between the Pacific Premier and Security teams, and we have seen immediate benefits from combining the expertise and sales culture of both organizations.

“We originated $251 million in new loans in the first quarter of 2016, which is a record level for a first quarter and an increase of 22% over the same period last year. Our new client acquisition activity is also generating significant growth in core deposits and improvement in our overall deposit mix. At March 31, 2016, core deposits increased to 80% of total deposits, up from 76% at the end of the prior quarter.

“As planned, we were able to exit the warehouse lending business without incurring any disruption or expense. The funds that were freed up from exiting this business, along with the proceeds from selling the investment portfolio acquired in the Security acquisition, created excess liquidity that we carried throughout much of the first quarter. We redeployed the majority of the excess liquidity through the purchase of a high quality portfolio of multifamily loans during March, which we anticipate will drive improvement in our net interest income in the second quarter.

“We are optimistic that we can continue to deliver strong results for our shareholders. With the contribution of Security’s team, our loan and deposit pipeline is at the highest level in our history. We expect to have a strong 2016, as the remainder of the year should display our franchise strength, and result in quality balance sheet growth, increased earnings and further creation of franchise value,” said Mr. Gardner.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Financial Highlights	(dollars in thousands, except per share data)
Net income	$8,554	$8,065	$1,789
Diluted EPS	$0.33	$0.37	$0.09
Return on average assets	1.04%	1.18%	0.29%
Adjusted return on average assets	1.30%	1.25%	0.70%
Adjusted net income (1)	$10,657	$8,554	$4,299
Return on average tangible common equity (2)	12.02%	14.09%	4.04%
Adjusted return on average tangible common equity (1)(2)	14.91%	14.92%	9.24%
Net interest margin	4.48%	4.43%	4.09%
Cost of deposits	0.31%	0.31%	0.34%
Efficiency ratio (3)	52.38%	53.78%	64.39%

(1) Adjusted to exclude merger related and litigation expenses, net of tax.
(2) A reconciliation of the non-GAAP measures of average tangible common equity to the GAAP measures of common stockholders' equity is set forth at the end of this press release.
(3) Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related and litigation expenses to the sum of net interest income before provision for loan losses and total noninterest income, less gains/(loss) on sale of securities and other-than-temporary impairment recovery (loss) on investment securities.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $34.2 million in the first quarter of 2016, an increase of $5.4 million or 18.6% from the fourth quarter of 2015. The increase in net interest income reflected an increase in average interest-earning assets of $487 million and an increase in the net interest margin of 5 basis points to 4.48%. The increase in average interest-earning assets during the first quarter of 2016 was primarily related to the acquisition of Security California Bancorp ("Security"), which added $467 million in loans, before purchase accounting adjustments, and continued organic loan growth. In addition to these increases, our net interest income and average earning assets were impacted by a reduction of loan balances in the beginning of the quarter related to exiting warehouse mortgage lending, that resulted in a $142 million decrease in outstanding balances on these lines in comparison to the fourth quarter of 2015. Furthermore, a $185 million multi-family loan pool was purchased shortly before quarter's end. The expansion in the net interest margin from 4.43% to 4.48% resulted primarily from the lowering of funding costs from .47% to .43%, which was driven by the increase in non-interest bearing deposits, as a percentage of total deposits, from 32% as of December 31, 2015 to 37% as of March 31, 2016. The yield on earning assets increased from 4.90% in the prior quarter to 4.91% in the current quarter. A 12 basis points increase in the yield on loans was offset by average loan balances declining as a percentage of earning assets from 83.52% in the fourth quarter of 2015 to 81.80% in the first quarter of 2016, while the average balance of cash equivalents increased by $106 million in the first quarter compared to the fourth quarter of 2015. The increase in the yield on loans was impacted by additional accretion of fair market value discounts on acquired loans as a result of the Security acquisition. Excluding the impact of this accretion, the yield on loans increased by 5 basis points from the fourth quarter of 2015.

Net interest income for the first quarter of 2016 increased $10.5 million or 44.5% compared to the first quarter of 2015. The increase was related to an increase in average interest-earning assets of $724 million, which resulted from our organic loan growth since the end of the first quarter of 2015 and our acquisition of Security during the first quarter of 2016. Our net interest margin for the first quarter of 2016 increased 39 basis points to 4.48% from the prior year. The expansion of the net interest margin was driven by a 31 basis point increase in the yield on earning assets and an 8 basis points decline in funding costs.

Net interest margin information is presented in the following table for the periods indicate

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets	(dollars in thousands)

Cash and cash equivalents	$219,539	$241	0.44%	$114,027	$57	0.20%	$225,189	$129	0.23%
Investment securities	339,593	1,857	2.19	312,008	1,673	2.14	273,162	1,428	2.09
Loans receivable, net (1)	2,512,732	35,407	5.67	2,158,759	30,181	5.55	1,849,553	25,070	5.50
Total interest-earning assets	$3,071,864	$37,505	4.91%	$2,584,794	$31,911	4.90%	$2,347,904	$26,627	4.60%

Liabilities
Interest-bearing deposits	$1,734,292	$2,069	0.48%	$1,461,599	$1,713	0.46%	$1,351,548	$1,606	0.48%
Borrowings	181,754	1,235	2.73	238,127	1,361	2.27	272,010	1,346	2.01
Total interest-bearing liabilities	$1,916,046	$3,304	0.69%	$1,699,726	$3,074	0.72%	$1,623,558	$2,952	0.74%
Noninterest-bearing deposits	$949,371			$709,982			$573,466
Net interest income		$34,201			$28,837			$23,675
Net interest margin (2)			4.48%			4.43%			4.09%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2) Represents net interest income divided by average interest-earning assets.

Provision for Loan Losses

A provision for loan losses was recorded for the current quarter in the amount of $1.1 million, as a result of growth in the loan portfolio from December 31, 2015 to March 31, 2016. Net loan recoveries were $19,000 for the quarter.

Noninterest income

Noninterest income for the first quarter of 2016 was $4.9 million, an increase of $645,000 or 15.3% from the fourth quarter of 2015. The increase from the fourth quarter of 2015 was primarily related to a $759,000 increase in other income and a $757,000 increase in net gain from the sales of investment securities, partially offset by a $799,000 decrease in net gain from the sale of loans. During the current quarter, $21 million in SBA loans were sold compared to $33 million in the prior quarter.

Compared to the first quarter of 2015, noninterest income for the first quarter of 2016 increased $3.4 million or 231.0%. The increase was primarily related to an increase in gain on the sale of loans of $1.9 million, as there were no loan sales in the first quarter of 2015. In addition, other income increased by $814,000 and there was an increase net gain from the sales of investment securities of $637,000.

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
NONINTEREST INCOME	(dollars in thousands)
Loan servicing fees	$327	$348	$344
Deposit fees	842	686	582
Net gain from sales of loans	1,906	2,705	—
Net gain from sales of investment securities	753	(4)	116
Other-than-temporary-impairment recovery (loss) on investment securities	(207)	—	—
Other income	1,241	482	427
Total noninterest income	$4,862	$4,217	$1,469

 Noninterest Expense

Noninterest expense totaled $23.6 million for the first quarter of 2016, an increase of $5.1 million or 27.6%, compared with the fourth quarter of 2015. The increase includes higher non-recurring merger-related expenses of $2.7 million and a $2.1 million increase in compensation and benefits expenses related to the acquisition of Security.

In comparison to the first quarter of 2015, noninterest expense grew by $3.2 million or 15.5%. The increase in expense was primarily related to the additional costs from the personnel and branches retained from the acquisition of Security, combined with our continued investment in personnel to support our organic growth in loans and deposits.

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
NONINTEREST EXPENSE	(dollars in thousands)
Compensation and benefits	$12,080	$10,030	$9,522
Premises and occupancy	2,391	2,141	1,829
Data processing and communications	911	715	702
Other real estate owned operations, net	8	7	48
FDIC insurance premiums	382	345	314
Legal, audit and professional expense	865	826	521
Marketing expense	630	519	603
Office and postage expense	481	478	499
Loan expense	403	439	193
Deposit expense	1,019	938	805
Merger related expense	3,119	407	3,992
CDI amortization	344	345	314
Other expense	1,014	1,349	1,127
Total noninterest expense	$23,647	$18,539	$20,469

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Operating Metrics
Efficiency ratio (1)	52.38%	53.78%	64.39%
Noninterest expense to average total assets (2)	2.84	2.67	3.27
Adjusted noninterest expense to average total assets (2)(3)	2.46	2.61	2.63
Full-time equivalent employees, at period end	425.0	331.5	343.0

(1) Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related and litigation expenses to the sum of net interest income before provision for loan losses and total noninterest income less, gains/(loss) on sale of securities and other-than-temporary impairment recovery (loss) on investment securities.

(2) Adjusted to exclude CDI amortization.
(3) Adjusted to exclude merger related and litigation expenses.

Income Tax

For the first quarter of 2016, our effective tax rate was 40.2%, compared with 37.1% for both the fourth quarter of 2015 and first quarter of 2015. The increase in the effective tax rate was primarily the result of the non-deductible merger related expenses incurred in the first quarter of 2016 .

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $2.85 billion at March 31, 2016, an increase of $597 million or 26.5% from December 31, 2015, and an increase of $720 million or 33.8% from March 31, 2015. The increase from December 31, 2015, was impacted by the acquisition of Security, which added $456 million in loans after fair market value discounts. The Company exited warehouse mortgage lending during the first quarter of 2016, which resulted in a decrease in loans of $142 million, which was offset by the purchase of $185 million in multi-family loans later in the quarter. The remaining growth was primarily due to growth in franchise loans, construction lending, Small Business Administration ("SBA") loans, and commercial and industrial loans. The $720 million increase in loans from March 31, 2015, included the $456 million in loans acquired from Security and $333 million in loans acquired from Independence Bank after fair market value discounts. The total end of period weighted average interest rate on loans, excluding fees and discounts, at March 31, 2016 was 4.88%, compared to 4.91% at December 31, 2015 and 4.90% at March 31, 2015.

Loan activity during the first quarter of 2016 included organic loan originations of $251 million, including franchise loan originations of $52 million, construction loan originations of $67 million, SBA loan originations of $23 million, commercial real estate loans of $63 million and commercial and industrial loan originations of $39 million. At March 31, 2016 our loan to deposit ratio was 98.4%, compared with 103.1% and 104.3% at December 31, 2015 and March 31, 2015, respectively.

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
LOAN ACTIVITY	(dollars in thousands)
Loans originated	$250,734	$252,241	$206,266
Loans purchased and acquired	641,922	—	363,181
Repayments	(107,981)	(122,093)	(106,409)
Loans sold	(20,706)	(32,668)	—
Change in undisbursed	(182,344)	(11,937)	39,395
Change in allowance	(1,138)	(1,172)	(1,447)
Other	14,208	9,481	333
Increase (decrease) in loans, net	$594,695	$93,852	$501,319

	March 31,	December 31,	March 31,
	2016	2015	2015
Loan Portfolio	(dollars in thousands)
Business loans:
Commercial and industrial	$491,112	$309,741	$276,322
Franchise	371,875	328,925	216,544
Commercial owner occupied	424,289	294,726	279,703
SBA	78,350	62,256	49,855
Warehouse facilities	1,394	143,200	216,554
Real estate loans:
Commercial non-owner occupied	522,080	421,583	452,422
Multi-family	619,485	429,003	397,130
One-to-four family	106,854	80,050	116,735
Construction	218,069	169,748	111,704
Land	18,222	18,340	7,243
Other loans	6,045	5,111	6,641
Total Gross Loans	2,857,775	2,262,683	2,130,853
Less Loans held for sale, net	7,281	8,565	—
Total gross loans held for investment	2,850,494	2,254,118	2,130,853
Less:
Deferred loan origination costs/(fees) and premiums/(discounts)	938	197	534
Allowance for loan losses	(18,455)	(17,317)	(13,646)
Loans held for investment, net	$2,832,977	$2,236,998	$2,117,741

Asset Quality and Allowance for Loan Losses

Nonperforming assets totaled $6.0 million or 0.2% of total assets at March 31, 2016, an increase from $5.1 million at December 31, 2015. During the first quarter of 2016, nonperforming loans increased $854,000 to total $4.8 million and other real estate owned remained unchanged at $1.2 million.

At March 31, 2016, the allowance for loan losses was $18.5 million, an increase of $1.1 million from December 31, 2015. At March 31, 2016, our allowance for loan losses as a percent of nonaccrual loans was 382.65%, a decrease from 436.31% at December 31, 2015. The increase in the allowance for loan losses at March 31, 2016 was mainly attributable to the growth in certain segments of the loan portfolio. At March 31, 2016, the ratio of allowance for loan losses to total gross loans was 0.65%, a decrease from 0.77% at December 31, 2015 and 0.64% at March 31, 2015. Including the loan fair market value discounts recorded in connection with our acquisitions, the allowance for loan losses to total gross loans ratio was 0.97% at March 31, 2016, compared with 0.88% at December 31, 2015 and 0.90% at March 31, 2015.

	March 31,	December 31,	March 31,
	2016	2015	2015
Asset Quality	(dollars in thousands)
Nonaccrual loans	$4,823	$3,969	$4,663
Other real estate owned	1,161	1,161	997
Nonperforming assets	$5,984	$5,130	$5,660
Allowance for loan losses	18,455	17,317	13,646
Allowance for loan losses as a percent of total nonperforming loans	382.65%	436.31%	292.64%
Nonperforming loans as a percent of gross loans	0.17	0.18	0.22
Nonperforming assets as a percent of total assets	0.17	0.18	0.21
Net loan charge-offs (recoveries) for the quarter ended	$(19)	$528	$384
Net loan charge-offs for quarter to average total loans, net	—%	0.02%	0.08%
Allowance for loan losses to gross loans	0.65	0.77	0.64
Delinquent Loans:
30 - 59 days	$247	$323	$645
60 - 89 days	—	355	375
90+ days	3,199	1,954	2,258
Total delinquency	$3,446	$2,632	$3,278
Delinquency as a % of total gross loans	0.12%	0.12%	0.15%

Investment Securities Available for Sale

Investment securities available for sale totaled $270 million at March 31, 2016, a decrease of $10.6 million from December 31, 2015, and a decrease of $10.8 million from March 31, 2015. The decrease in the first quarter was primarily the result of calls and principal paydowns of $10 million. The investment portfolio acquired from Security was liquidated shortly after the merger resulting in a gain-on-sale of $753,000.

	Estimated Fair Value
	March 31,	December 31,	March 31,
	2016	2015	2015
Investment securities available for sale:	(dollars in thousands)
Municipal bonds	$125,882	$130,245	$105,524
Mortgage-backed securities	143,829	150,028	174,937
Total securities available for sale	$269,711	$280,273	$280,461

Investments held to maturity	$9,612	$9,572	$—

Deposits

At March 31, 2016, deposits totaled $2.91 billion, an increase of $711 million or 32.4% from December 31, 2015 and $863 million or 42.2% from March 31, 2015. At March 31, 2016, non-maturity deposits totaled $2.32 billion, an increase of $647 million, or 38.67% from December 31, 2015 and $761 million or 48.81% from March 31, 2015. During the first quarter of 2016, deposit increases included $353 million of noninterest bearing deposits, $269 million in money market/savings deposits, and $89.7 million in retail certificate deposits, offset by a decrease of $25.9 million in wholesale/brokered certificates of deposit. The increase in deposits since the end of the first quarter of 2015 was due to organic growth and the acquisition of Security, which added $637 million in deposits.

The weighted average cost of deposits for the three month period ending March 31, 2016 and December 31, 2015 was 0.31% compared to 0.34% for the three month period ending March 31, 2015.

	March 31,	December 31,	March 31,
	2016	2015	2015
Deposit Accounts	(dollars in thousands)
Noninterest-bearing checking	$1,064,457	$711,771	$619,763
Interest-bearing:
Checking	160,707	134,999	130,869
Money market/Savings	1,096,334	827,378	809,408
Retail certificates of deposit	455,637	365,911	406,649
Wholesale/brokered certificates of deposit	129,129	155,064	76,477
Total interest-bearing	1,841,807	1,483,352	1,423,403
Total deposits	$2,906,264	$2,195,123	$2,043,166

Deposit Mix (% of total deposits)
Noninterest-bearing deposits	36.63%	32.43%	30.33%
Non-maturity deposits	79.88%	76.27%	76.35%

Borrowings

At March 31, 2016, total borrowings amounted to $195 million, a decrease of $71.2 million or 26.7% from December 31, 2015 and a decrease of $218 million from March 31, 2015. At March 31, 2016, total borrowings represented 5.48% of total assets, compared to 9.55% and 15.03%, as of December 31, 2015 and March 31, 2015, respectively.

	March 31, 2016		December 31, 2015		March 31, 2015
	Balance	Weighted Average Rate	Balance	Weighted Average Rate	Balance	Weighted Average Rate
	(dollars in thousands)
FHLB advances	$80,000	0.59%	$148,000	0.42%	$300,000	0.32%
Reverse repurchase agreements	44,956	2.07%	48,125	1.94%	43,434	2.15%
Subordinated debentures	70,310	5.35%	70,310	5.35%	70,310	5.35%
Total borrowings	$195,266	2.65%	$266,435	2.00%	$413,744	1.37%

Weighted average cost of borrowings during the quarter	2.73%		2.27%		2.01%
Borrowings as a percent of total assets	5.48%		9.55%		15.03%

Capital Ratios

At March 31, 2016, our ratio of tangible common equity to total assets was 9.15%, with a tangible book value of $11.46 per share and a book value per share of $15.58.

At March 31, 2016, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 11.79%, common equity tier 1 risk-based capital of 12.19%, tier 1 risk-based capital of 12.19% and total risk-based capital of 12.81%. These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.5% for common equity tier 1 risk-based capital, 8.00% for tier 1 risk-based capital and 10.00% for total risk-based capital. At March 31, 2016, the Company had a ratio for tier 1 leverage capital of 10.41%, common equity tier 1 risk-based capital of 10.43%, tier 1 risk-based capital of 10.75% and total risk-based capital of 13.32%.

	March 31,	December 31,	March 31,
	2016	2015	2015
Pacific Premier Bank Capital Ratios
Tier 1 leverage ratio	11.79%	11.41%	11.03%
Common equity tier 1 risk-based capital ratio	12.19%	12.35%	11.46%
Tier 1 risk-based capital ratio	12.19%	12.35%	11.46%
Total risk-based capital ratio	12.81%	13.07%	12.07%
Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	10.41%	9.52%	9.43%
Common equity tier 1 risk-based capital ratio	10.43%	9.91%	9.32%
Tier 1 risk-based capital ratio	10.75%	10.28%	9.75%
Total risk-based capital ratio	13.32%	13.43%	12.93%
Tangible common equity ratio	9.15%	8.82%	7.95%
Share Data
Book value per share	$15.58	$13.86	$12.78
Tangible book value per share	11.46	11.17	10.01
Closing stock price	21.37	21.25	16.19
Outstanding shares	27,537,233	21,570,746	21,387,818

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on April 20, 2016 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally a telephone replay will be made available through April 27, 2016 at (877) 344-7529, conference ID 10084090.

Annual Meeting

The Company will hold its next Annual Meeting of Shareholders at 9:00 AM on Tuesday May 31, 2016 at its corporate headquarters located at 17901 Von Karman Ave, Suite 1200, Irvine, CA 92614. The Board of Directors has set the Record Date at April 4, 2016.

About Pacific Premier Bancorp, Inc.

     Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California. Pacific Premier Bank is a business bank primarily focused on serving small and middle market business in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 19 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Orange, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, San Diego, and Seal Beach.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2015 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steve Gardner
President/CEO
949.864.8000

E. Allen Nicholson
Executive Vice President/CFO
949.864.8000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
ASSETS	2016	2015	2015	2015	2015
Cash and cash equivalents	$197,458	$80,389	102,761	83,077	178,371
Investment securities available for sale	269,711	280,273	291,147	280,434	280,461
FHLB, FRB and other stock, at cost	35,443	31,934	22,490	22,843	30,586
Loans held for sale, net	7,281	8,565	—	—	—
Loans held for investment	2,851,432	2,254,315	2,167,856	2,118,560	2,131,387
Allowance for loan losses	(18,455)	(17,317)	(16,145)	(15,100)	(13,646)
Loans held for investment, net	2,832,977	2,236,998	2,151,711	2,103,460	2,117,741
Accrued interest receivable	11,862	9,315	9,083	9,072	8,769
Other real estate owned	1,161	1,161	711	711	997
Premises and equipment	11,817	9,248	9,044	9,394	9,591
Deferred income taxes	17,000	11,511	13,059	12,305	12,815
Bank owned life insurance	39,535	39,245	38,953	38,665	38,377
Intangible assets	11,145	7,170	7,514	7,858	8,203
Goodwill	102,085	50,832	50,832	50,832	51,010
Other assets	25,610	24,005	17,993	18,105	16,079
TOTAL ASSETS	$3,563,085	$2,790,646	$2,715,298	$2,636,756	$2,753,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing checking	$1,064,457	$711,771	$680,937	$635,695	$619,763
Interest-bearing:
Checking	160,707	134,999	130,671	135,228	130,869
Money market/savings	1,096,334	827,378	822,876	795,725	809,408
Retail certificates of deposit	455,637	365,911	383,481	402,262	406,649
Wholesale/brokered certificates of deposit	129,129	155,064	121,242	127,073	76,477
Total interest-bearing	1,841,807	1,483,352	1,458,270	1,460,288	1,423,403
Total deposits	2,906,264	2,195,123	2,139,207	2,095,983	2,043,166
FHLB advances and other borrowings	124,956	196,125	191,483	167,389	343,434
Subordinated debentures	70,310	70,310	70,310	70,310	70,310
Accrued expenses and other liabilities	32,661	30,108	23,531	21,481	22,843
TOTAL LIABILITIES	3,134,191	2,491,666	2,424,531	2,355,163	2,479,753
STOCKHOLDERS’ EQUITY:
Common stock	273	215	215	215	214
Additional paid-in capital	341,779	221,487	220,992	220,759	218,528
Retained earnings	85,501	76,946	68,881	61,044	53,220
Accumulated other comprehensive income (loss), net of tax (benefit)	1,341	332	679	(425)	1,285
TOTAL STOCKHOLDERS’ EQUITY	428,894	298,980	290,767	281,593	273,247
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,563,085	$2,790,646	$2,715,298	$2,636,756	$2,753,000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
INTEREST INCOME
Loans	$35,407	$30,181	$25,070
Investment securities and other interest-earning assets	2,098	1,730	1,557
Total interest income	37,505	31,911	26,627
INTEREST EXPENSE
Deposits	2,069	1,713	1,606
FHLB advances and other borrowings	325	370	375
Subordinated debentures	910	991	971
Total interest expense	3,304	3,074	2,952
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	34,201	28,837	23,675
PROVISION FOR LOAN LOSSES	1,120	1,700	1,830
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	33,081	27,137	21,845
NONINTEREST INCOME
Loan servicing fees	327	348	344
Deposit fees	842	686	582
Net gain from sales of loans	1,906	2,705	—
Net gain (loss) from sales of investment securities	753	(4)	116
Other-than-temporary-impairment loss on investment securities	(207)	—	—
Other income	1,241	482	427
Total noninterest income	4,862	4,217	1,469
NONINTEREST EXPENSE
Compensation and benefits	12,080	10,030	9,522
Premises and occupancy	2,391	2,141	1,829
Data processing and communications	911	715	702
Other real estate owned operations, net	8	7	48
FDIC insurance premiums	382	345	314
Legal, audit and professional expense	865	826	521
Marketing expense	630	519	603
Office and postage expense	481	478	499
Loan expense	403	439	193
Deposit expense	1,019	938	805
Merger related expense	3,119	407	3,992
CDI amortization	344	345	314
Other expense	1,014	1,349	1,127
Total noninterest expense	23,647	18,539	20,469
NET INCOME BEFORE INCOME TAX	14,296	12,815	2,845
INCOME TAX	5,742	4,750	1,056
NET INCOME	$8,554	$8,065	$1,789
EARNINGS PER SHARE
Basic	$0.33	$0.38	$0.09
Diluted	$0.33	$0.37	$0.09
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	25,555,654	21,510,746	20,091,924
Diluted	25,952,184	21,941,035	20,382,832

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$219,539	$241	0.44%	$114,027	$57	0.20%	$225,189	$129	0.23%
Investment securities	339,593	1,857	2.19	312,008	1,673	2.14	273,162	1,428	2.09
Loans receivable, net (1)	2,512,732	35,407	5.67	2,158,759	30,181	5.55	1,849,553	25,070	5.50
Total interest-earning assets	3,071,864	37,505	4.91%	2,584,794	31,911	4.90%	2,347,904	26,627	4.60%
Noninterest-earning assets	205,417			141,729			114,130
Total assets	$3,277,281			$2,726,523			$2,462,034
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$165,581	$47	0.11%	$132,812	$38	0.11%	$145,813	$45	0.13%
Money market	891,110	820	0.37	735,810	642	0.35	645,762	561	0.35
Savings	94,773	38	0.16	86,363	34	0.16	87,439	36	0.17
Time	582,828	1,164	0.80	506,614	999	0.78	472,534	964	0.83
Total interest-bearing deposits	1,734,292	2,069	0.48%	1,461,599	1,713	0.46%	1,351,548	1,606	0.48%
FHLB advances and other borrowings	111,444	325	1.17	167,817	370	0.87	201,700	375	0.75
Subordinated debentures	70,310	910	5.18	70,310	991	5.59	70,310	971	5.52
Total borrowings	181,754	1,235	2.73%	238,127	1,361	2.27%	272,010	1,346	2.01%
Total interest-bearing liabilities	1,916,046	3,304	0.69%	1,699,726	3,074	0.72%	1,623,558	2,952	0.74%
Noninterest-bearing deposits	949,371			709,982			573,466
Other liabilities	24,662			23,481			23,366
Total liabilities	2,890,079			2,433,189			2,220,390
Stockholders' equity	387,202			293,334			241,644
Total liabilities and equity	$3,277,281			$2,726,523			$2,462,034
Net interest income		$34,201			$28,837			$23,675
Net interest margin (2)			4.48%			4.43%			4.09%
Ratio of interest-earning assets to interest-bearing liabilities			160.32%			152.07%			144.61%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Loan Portfolio
Business loans:
Commercial and industrial	$491,112	$309,741	$288,982	$284,873	$276,322
Franchise	371,875	328,925	295,965	257,582	216,544
Commercial owner occupied	424,289	294,726	302,556	294,545	279,703
SBA	78,350	62,256	70,191	50,306	49,855
Warehouse facilities	1,394	143,200	144,274	198,113	216,554
Real estate loans:
Commercial non-owner occupied	522,080	421,583	406,490	402,786	452,422
Multi-family	619,485	429,003	421,240	400,237	397,130
One-to-four family	106,854	80,050	78,781	84,283	116,735
Construction	218,069	169,748	141,293	124,448	111,704
Land	18,222	18,340	12,758	16,339	7,243
Other loans	6,045	5,111	5,017	4,811	6,641
Total gross loans	2,857,775	2,262,683	2,167,547	2,118,323	2,130,853
Less loans held for sale, net	7,281	8,565	—	—	—
Total gross loans held for investment	2,850,494	2,254,118	2,167,547	2,118,323	2,130,853
Plus (less):
Deferred loan origination costs and premiums, net	938	197	309	237	534
Allowance for loan losses	(18,455)	(17,317)	(16,145)	(15,100)	(13,646)
Loans held for investment, net	$2,832,977	$2,236,998	$2,151,711	$2,103,460	$2,117,741

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Asset Quality
Nonaccrual loans	$4,823	$3,969	$4,095	$4,382	$4,663
Other real estate owned	1,161	1,161	711	711	997
Nonperforming assets	$5,984	$5,130	$4,806	$5,093	$5,660
Allowance for loan losses	$18,455	$17,317	$16,145	$15,100	$13,646
Allowance for loan losses as a percent of total nonperforming loans	382.65%	436.31%	394.26%	344.59%	292.64%
Nonperforming loans as a percent of gross loans	0.17	0.18	0.19	0.21	0.22
Nonperforming assets as a percent of total assets	0.17	0.18	0.18	0.19	0.21
Net loan charge-offs for the quarter ended	$(19)	$528	$17	$379	$384
Net loan charge-offs for quarter to average total loans, net	—%	0.02%	—%	0.07%	0.08%
Allowance for loan losses to gross loans	0.65	0.77	0.74	0.71	0.64
Delinquent Loans:
30 - 59 days	$247	$323	$702	$943	$645
60 - 89 days	—	355	25	28	375
90+ days	3,199	1,954	2,214	1,714	2,258
Total delinquency	$3,446	$2,632	$2,941	$2,685	$3,278
Delinquency as a % of total gross loans	0.12%	0.12%	0.14%	0.13%	0.15%

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
DEPOSIT COMPOSITION
(dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Deposit Accounts
Noninterest-bearing checking	$1,064,457	$711,771	$680,937	$635,695	$619,763
Interest-bearing:
Checking	160,707	134,999	130,671	135,228	130,869
Money market/Savings	1,096,334	827,378	822,876	795,725	809,408
Retail certificates of deposit	455,637	365,911	383,481	402,262	406,649
Wholesale/brokered certificates of deposit	129,129	155,064	121,242	127,073	76,477
Total interest-bearing	1,841,807	1,483,352	1,458,270	1,460,288	1,423,403
Total deposits	$2,906,264	$2,195,123	$2,139,207	$2,095,983	$2,043,166

GAAP RECONCILIATIONS

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP RECONCILIATIONS
(dollars in thousands, except per share data)
GAAP Reconciliations
For periods presented below, adjusted net income, adjusted diluted earnings per share and adjusted return on average assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses in the period results. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net income	$8,554	$8,065	$1,789
Plus merger related expenses, net of tax	2,103	407	2,510
Plus litigation expenses, net of tax	—	82	—
Adjusted net income	$10,657	$8,554	$4,299
Diluted earnings per share	$0.33	$0.37	$0.09
Plus merger related expenses, net of tax	0.08	0.02	0.12
Adjusted diluted earnings per share	$0.41	$0.39	$0.21
Return on average assets	1.04%	1.18%	0.29%
Plus merger related expenses, net of tax	0.26%	0.07	0.41
Adjusted return on average assets	1.30%	1.25%	0.70%

For periods presented below, return on average tangible common equity and adjusted return on average tangible common equity are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses and/or CDI amortization expense and exclude the average CDI and average goodwill from the average stockholders' equity during the period. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net income	$8,554	$8,065	$1,789
Plus tax effected CDI amortization	206	217	160
Net income for average tangible common equity	$8,760	$8,282	$1,949
Plus merger related expenses, net of tax	2,103	407	2,510
Plus litigation expenses, net of tax	—	82	—
Adjusted net income for average tangible common equity	$10,863	$8,771	$4,459
Average stockholders' equity	$387,202	$293,334	$241,644
Less average CDI	10,110	7,394	6,909
Less average goodwill	85,581	50,832	41,657
Average tangible common equity	$291,511	$235,108	$193,078
Return on average tangible common equity	12.02%	14.09%	4.04%
Adjusted return on average tangible common equity	14.91%	14.92%	9.24%

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies.

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Total stockholders' equity	$428,894	$298,980	$290,767	$281,593	$273,247
Less intangible assets	(113,230)	(58,002)	(58,346)	(58,690)	(59,213)
Tangible common equity	$315,664	$240,978	$232,421	$222,903	$214,034
Book value per share	$15.58	$13.86	$13.52	$13.09	$12.78
Less intangible book value per share	(4.12)	(2.69)	(2.72)	(2.73)	(2.77)
Tangible book value per share	$11.46	$11.17	$10.80	$10.36	$10.01
Total assets	$3,563,085	$2,790,646	$2,715,298	$2,636,756	$2,753,000
Less intangible assets	(113,230)	(58,002)	(58,346)	(58,690)	(59,213)
Tangible assets	$3,449,855	$2,732,644	$2,656,952	$2,578,066	$2,693,787
Tangible common equity ratio	9.15%	8.82%	8.75%	8.65%	7.95%